EXHIBIT 32.1

CERTIFICATION

Certification Pursuant to 18 U.S.C. Section 1350

(Adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002)

In connection with this Quarterly Report on Form 10-Q of Hancock Whitney Corporation (the “Company”) for the quarter ended March 31, 2023, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), John M. Hairston, as Chief Executive Officer of the Company hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

1.
The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and
2.
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

May 4, 2023	By:	/s/ John M. Hairston
Date		John M. Hairston
President & Chief Executive Officer
(Principal Executive Officer)

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

This certification shall not be deemed filed by the Company for purposes of §18 of the Securities Exchange Act of 1934, as amended.